Exhibit 99.1

CONSENT SOLICITATION STATEMENT

NORCROSS SAFETY PRODUCTS L.L.C.
NORCROSS CAPITAL CORP.

Solicitation of Consents in Respect of

All $152,500,000 Outstanding Principal Amount
9 7/8% Senior Subordinated Notes Due 2011 (the “Notes”)
(CUSIP Number 65556S AB5)

Consent Payment:

0.25% of the principal amount of Notes ($2.50 per $1,000 principal amount of Notes) as to which Consents (as defined below) are validly delivered and not withdrawn

Record Date:  5:00 p.m., New York City Time, on June 10, 2005

Norcross Safety Products L.L.C., a Delaware limited liability company (the “Company” or “Norcross”), and Norcross Capital Corp., a Delaware corporation (together with Norcross, the “Issuers”) hereby solicit (the “Solicitation”) consents (the “Consents”) from the holders of the outstanding Notes (each, a “Holder” and collectively, the “Holders”) issued by the Company and Norcross Capital Corp., to certain proposed amendments and waivers (the “Proposed Amendment and Waiver”) to the indenture (as heretofore amended and supplemented, the “Indenture”) dated August 13, 2003, by and among the Issuers, the guarantors named therein and Wilmington Trust Company, as trustee (the “Trustee”), pursuant to which the Notes were originally issued, upon the terms and conditions set forth in this Consent Solicitation Statement (as it may be amended from time to time, this “Statement”) and in the accompanying Letter of Consent (as it may be amended from time to time, the “Letter of Consent”).

HOLDERS WHO DESIRE TO RECEIVE THE CONSENT PAYMENT (AS DEFINED BELOW) MUST VALIDLY CONSENT TO THE PROPOSED AMENDMENT AND WAIVER ON OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON JUNE 24, 2005, UNLESS EXTENDED BY THE ISSUERS (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “CONSENT DATE”).  CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON JUNE 24, 2005, IF AT LEAST ONE DAY PRIOR TO SUCH DATE THE ISSUERS HAVE MADE A PUBLIC ANNOUNCEMENT (BY PRESS RELEASE) THAT THEY HAVE RECEIVED THE REQUISITE CONSENTS (AS DEFINED BELOW), OR ON THE FIRST DATE THEREAFTER AT LEAST ONE DAY PRIOR TO WHICH THE ISSUERS HAVE RECEIVED THE REQUISITE CONSENTS AND HAVE MADE A PUBLIC ANNOUNCEMENT (BY PRESS RELEASE) REGARDING SUCH RECEIPT (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DATE”).  CONSENTS MAY NOT BE REVOKED AFTER THE WITHDRAWAL DATE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.

Subject to the terms and conditions set out in this Statement and the Letter of Consent, each Holder as of 5:00 p.m., New York City Time, on June 10, 2005 (the “Record Date”), who consents to the Proposed Amendment and Waiver prior to the Consent Date and does not revoke such consent prior to the Withdrawal Date will receive an amount in cash equal to 0.25% of the principal amount of Notes ($2.50 per $1,000 principal amount of Notes) as to which Consents are validly delivered and not withdrawn (the “Consent Payment”).  Adoption of the Proposed Amendment and Waiver to the Indenture requires the Consents of the Holders of at least a majority of the then aggregate outstanding principal amount of Notes, excluding for such purposes any Notes owned by the Issuers or any of their affiliates (the “Requisite Consents”).  The Consent Payment will be payable upon the effective date of the Proposed Amendment and Waiver.

In the event that the Solicitation is withdrawn or otherwise not completed, the Consent Payment will not be paid or become payable to Holders who have validly delivered Consents in connection with the Solicitation.  In any such event, the Proposed Amendment and Waiver to the Indenture will not become operative.

The Solicitation Agent for the Solicitation is:

CREDIT	FIRST
SUISSE	BOSTON

June 13, 2005

The Issuers are making the Solicitation in connection with the proposed sale (the “Sale”) of all of the issued and outstanding equity interests of Norcross and NSP Holdings Capital Corp. (“Holdings Capital Corp.”) to Safety Products Holdings, Inc. (“Buyer”) pursuant to a Purchase and Sale Agreement entered into as of May 20, 2005 by and among the Company, its parent, NSP Holdings L.L.C. (“Holdings”), and Buyer (the “Purchase and Sale Agreement”).  The primary purpose of the Solicitation and the Proposed Amendment and Waiver is to amend the definition of “Permitted Holder” to mean Odyssey Investment Partners Fund III, LP, General Electric Pension Trust and their respective affiliates and to waive the Company’s obligations under the change in control covenant of the Indenture in connection with the Sale, which obligates the Company to commence an offer to purchase the Notes in the event of a change in control (as defined in the Indenture).  See Item 1, “Purpose of the Solicitation.”

This Statement and the accompanying Letter of Consent contain or incorporate by reference important information that should be read before any decision is made with respect to the Solicitation.

The Issuers and the Trustee under the Indenture intend to execute a supplemental indenture (the “Supplemental Indenture”) to the Indenture providing for the Proposed Amendment and Waiver on or promptly after the Consent Date and following receipt of the Requisite Consents.  Although the Supplemental Indenture will be executed on or promptly following the Consent Date, the Proposed Amendment and Waiver to the Indenture will not become effective until immediately prior to the consummation of the Sale and will cease to be effective if the Sale is not consummated.  The Proposed Amendment and Waiver to the Indenture is being presented as one proposal.  Consequently, the delivery of Consents by a Holder will constitute a consent to both the Proposed Amendment and the Waiver to the Indenture.  Accordingly, Consents purporting to consent to only the Proposed Amendment or the Waiver will not be valid.

If the Proposed Amendment and Waiver to the Indenture becomes effective, each Holder will be subject to the terms of the Indenture as modified by the Supplemental Indenture, whether or not such Holder consented to the Proposed Amendment and Waiver.

Holders who validly deliver Consents pursuant to the Solicitation on or prior to the Consent Date may revoke such Consents at any time on or prior to the Withdrawal Date.  For a revocation of Consents to be valid, such revocation must comply with the procedures set forth in Item 7, “Revocation of Consents.”  If, prior to the Withdrawal Date, the Solicitation is amended in a manner determined by the Issuers, in their sole discretion, to constitute a material adverse change to the Holders, the Issuers promptly will disclose such amendment and, if necessary, extend the Withdrawal Date for a period deemed by the Issuers to be adequate to permit Holders to deliver or revoke their Consents.

Notwithstanding any other provision of the Solicitation, the Issuers’ obligation to make Consent Payments for Consents validly delivered on or prior to the Consent Date pursuant to the Solicitation is conditioned upon (i) the receipt of the Requisite Consents and execution of the Supplemental Indenture providing for the Proposed Amendment and Waiver (the “Supplemental Indenture Condition”) and (ii) the consummation of the Sale on or prior to August 5, 2005 (the “Sale Condition”).  The Issuers, in their sole discretion, may waive any of the conditions of the Solicitation in whole or in part, at any time or from time to time, except that the receipt of the Requisite Consents is required by the Indenture for approval of the Proposed Amendment and Waiver and may not be waived.  See Item 8, “Conditions to the Solicitation.”

THIS STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

NEITHER THE ISSUERS, THE TABULATION AGENT (AS DEFINED BELOW), THE TRUSTEE, THE SOLICITATION AGENT (AS DEFINED BELOW), THE INFORMATION AGENT NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD DELIVER CONSENTS IN RESPONSE TO THE SOLICITATION.  EACH HOLDER MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO DELIVER CONSENTS AND, IF SO, AS TO HOW MANY CONSENTS TO DELIVER.

TABLE OF CONTENTS

IMPORTANT INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

CERTAIN INFORMATION INCORPORATED BY REFERENCE

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

SUMMARY

THE ISSUERS

THE SOLICITATION

1.	Purpose of the Solicitation

2.	Terms of the Solicitation

3.	Certain Significant Considerations

4.	Proposed Amendment and Waiver

5.	Acceptance of Consents

6.	Procedures for Delivering Consents

7.	Revocation of Consents

8.	Conditions to the Solicitation

9.	Certain U.S. Federal Income Tax Consequences.

10.	The Solicitation Agent, the Information Agent and the Tabulation Agent

11.	Fees and Expenses

12.	Source and Amount of Funds

13.	Miscellaneous

ANNEX A: MATERIAL CONDITIONS TO THE SALE

IMPORTANT INFORMATION

Any Holder desiring to deliver Consents pursuant to the Solicitation should complete and sign the Letter of Consent (or a manually signed facsimile thereof) in accordance with the instructions therein, have the signature thereon guaranteed (if required by Instruction 1 of the Letter of Consent) and send or deliver such manually signed Letter of Consent (or a manually signed facsimile thereof), together with any other required documents to D.F. King & Co., Inc., as Tabulation Agent (the “Tabulation Agent”), at its address set forth on the back cover of this Statement.  See Item 6, “Procedures for Delivering Consents.”  A beneficial owner who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if that beneficial owner desires to deliver Consents for Notes so registered.

Holders will not be obligated to pay brokerage fees or commissions or the fees and expenses of the Solicitation Agent, the Information Agent or the Tabulation Agent.  See Item 10, “The Solicitation Agent, the Information Agent and the Tabulation Agent.”  Questions and requests for assistance may be directed to D.F. King & Co., Inc., the Information Agent, or the Solicitation Agent at their respective addresses and telephone numbers set forth on the back cover of this Statement.  Additional copies of this Statement, the Letter of Consent and other related materials may be obtained from the Information Agent.  Beneficial owners may also contact their brokers, dealers, commercial banks, trust companies or other nominees through which they hold the Notes with questions and requests for assistance.

This Statement does not constitute a solicitation of consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation under applicable securities or “blue sky” laws.  The delivery of this Statement shall not under any circumstances create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof, or that there has been no change in the information set forth or incorporated by reference herein or in any attachments hereto or in the affairs of the Issuers or any of their respective subsidiaries or affiliates since the date hereof or thereof.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS STATEMENT AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS, THE SOLICITATION AGENT, THE INFORMATION AGENT OR THE TABULATION AGENT.

WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file reports and other information with the Securities and Exchange Commission (the “SEC”).  Such reports and other information can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

CERTAIN INFORMATION INCORPORATED BY REFERENCE

The Company is “incorporating by reference” into this Statement specified information contained in documents that it has filed with the SEC.  The information incorporated by reference is considered to be part of this Statement.  The Company incorporates the following into this Statement:

•              its Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•              its Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2005; and

•              its Current Report on Form 8-K filed on May 26, 2005.

All documents and reports filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Statement and on or prior to the date of the consummation of the Sale shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports.  Additionally, any current report on Form 8-K that the Company subsequently furnishes to the SEC which is expressly identified as being incorporated by reference into this Statement shall be deemed to be incorporated by reference into this Statement.  Any statement contained in this Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

The Issuers will provide without charge to each person to whom this Statement is delivered, upon the written request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents, which are not specifically incorporated by reference herein.  Requests should be directed to the Solicitation Agent or the Information Agent at their respective addresses set forth on the back cover page hereof.  The information relating to the Company contained in this Statement does not purport to be complete and should be read together with the information contained in the incorporated documents.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Statement, and the documents incorporated by reference or referred to herein, contains forward-looking statements.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “will continue,” “will likely result,” “would” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.  You should read statements that contain these words carefully because they discuss the Company’s future expectations, contain projections of the Company’s future results of operations or of its financial position or state other “forward-looking” information.

Although the Company believes that its expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the following risks and uncertainties:

iv

•      the retention of critical employees;

•      the Company’s high degree of leverage and significant debt service obligations;

•      the impact of current and future laws and governmental regulations affecting the Company or its product offerings;

•      the impact of governmental spending;

•      the Company’s ability to retain existing customers, maintain key supplier status with those customers with which it has achieved such status and obtain new customers;

•      the highly competitive nature of the personal protection equipment industry;

•      any future changes in management;

•      acceptance by consumers of new products developed or acquired by the Company;

•      the importance and costs of product innovation;

•      unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings;

•      the unpredictability of patent protection and other intellectual property issues;

•      cancellation of current orders;

•      the outcome of pending product liability claims and the availability of indemnification for those claims;

•      general risks associated with the personal protection equipment industry; and

•      risks associated with the Solicitation, including:

•      the possibility that the Sale may not occur due to failure of the parties to satisfy the closing conditions in the Purchase and Sale Agreement; and

•      the failure to obtain the Requisite Consents.

As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included, or incorporated by reference, in this Statement or that may be made elsewhere from time to time by, or on behalf of, the Company.

Forward-looking statements speak only as of the date of this Statement.  All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements included in this document.  Except as required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this Statement, whether as a result of new information, future events or otherwise.

v

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Statement and the Letter of Consent. Capitalized terms have the meanings assigned to them elsewhere in this Statement.

The Issuers	Norcross Safety Products L.L.C. and Norcross Capital Corp.

The Notes	The $152,500,000 outstanding principal amount of the Issuers’ 9 7/8% Senior Subordinated Notes Due 2011 issued under the Indenture.

Purpose of the Solicitation

The Solicitation is being made in connection with the proposed sale of all of the issued and outstanding equity interests of Norcross and Holdings Capital Corp. to Buyer. The primary purpose of the Solicitation and the Proposed Amendment and Waiver is to amend the definition of “Permitted Holder” to mean Odyssey Investment Partners Fund III, LP, General Electric Pension Trust and their respective affiliates and to waive the Company’s obligations under the change in control covenant of the Indenture in connection with the Sale, which obligates the Company to commence an offer to purchase the Notes in the event of a change in control (as defined in the Indenture). See Item 1, “Purpose of the Solicitation.”

The Solicitation

Upon the terms and subject to the conditions described herein, the Issuers are soliciting the Consents of Holders to the Proposed Amendment and Waiver to the Indenture. Each Holder who consents to the Proposed Amendment and Waiver on or prior to the Consent Date (and does not revoke such consent on or prior to the Withdrawal Date) shall be entitled to a Consent Payment in the amount of $2.50 per $1,000 principal amount of Notes as to which Consents are delivered and not withdrawn. For purposes of the Solicitation, Consents delivered to the Tabulation Agent will be deemed to have been accepted by the Issuers if, as and when the Supplemental Indenture is executed.

Consent Payment

0.25% of the principal amount of Notes ($2.50 per $1,000 principal amount of Notes) as to which Consents are delivered on or prior to the Consent Date and not withdrawn on or prior to the Withdrawal Date. The Consent Payment will not be due and payable unless and until the Supplemental Indenture becomes effective and the Sale is consummated.

Consent Date	To receive the Consent Payment with respect to the Notes you must consent to the Proposed Amendment and Waiver by 11:59 P.M., New York City time, on June 24, 2005, unless extended.

Requisite Consents	The consent of Holders of at least a majority in aggregate principal amount of the then outstanding Notes, excluding for such purposes any Notes owned by the Issuers or any of their affiliates.

Record Date	5:00 p.m., New York City time, on June 10, 2005.

Conditions to the Solicitation	The Solicitation is conditioned upon the satisfaction or waiver of the Supplemental Indenture Condition and the Sale Condition. See Item 8, “Conditions to the Solicitation.”

Procedures for Delivering Consents

See Item 6, “Procedures for Delivering Consents.” For further information, call the Solicitation Agent or the Information Agent at the telephone numbers set forth on the back cover of this Statement or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

Proposed Amendment and Waiver

The Proposed Amendment and Waiver will amend the definition of “Permitted Holder” to mean Odyssey Investment Partners Fund III, LP and its affiliates and waive the Company’s obligations under the change in control covenant of the Indenture in connection with the Sale, which obligates the Company to commence an offer to purchase the Notes in the event of a change in control (as defined in the Indenture). The Proposed Amendment and Waiver will be contained in the Supplemental Indenture. Although the Supplemental Indenture will be executed on or promptly after the Consent Date and following receipt of the Requisite Consents, the Proposed Amendment and Waiver will not become effective until immediately prior to the consummation of the Sale and will cease to be effective if the Sale is not consummated. See Item 4, “Proposed Amendment and Waiver.”

Consequences to Non-Consenting Holders

If the Proposed Amendment and Waiver to the Indenture becomes effective, each Holder will be subject to the terms of the Indenture as modified by the Supplemental Indenture, whether or not such Holder consented to the Proposed Amendment and Waiver.

Withdrawal Rights

Consents delivered pursuant to the Solicitation on or prior to the Withdrawal Date may be withdrawn at any time on or prior to 11:59 P.M., New York City time, on the Withdrawal Date, in accordance with the procedures described herein. Consents delivered subsequent to the Withdrawal Date may not be withdrawn, except in the limited circumstances described herein. See Item 7, “Revocation of Consents.”

Certain Tax Considerations	See Item 9, “Certain U.S. Federal Income Tax Consequences” for a discussion of certain U.S. federal income tax consequences of the Solicitation.

Significant Considerations	See Item 3, “Certain Significant Considerations” for a discussion of certain factors that you should consider in evaluating the Solicitation.

The Solicitation Agent, the Information Agent and the Tabulation Agent

Credit Suisse First Boston LLC has been retained as Solicitation Agent in connection with the Solicitation. In such capacity, the Solicitation Agent may contact Holders regarding the Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Statement and related materials to beneficial owners of Notes. The Information Agent and the Tabulation Agent in connection with the Solicitation is D.F. King & Co., Inc. The respective addresses and telephone numbers of the Solicitation Agent, the Information Agent and the Tabulation Agent are set forth on the back cover of this Statement.

THE ISSUERS

The Company is a leading designer, manufacturer and marketer of branded products in the personal protection equipment industry.  The Company manufactures and markets a full line of personal protection equipment for workers in the general industrial, fire service and utility/high voltage industries.  The Company’s broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment for utility workers.  The Company is one of the largest participants in the personal protection equipment industry with approximately 2,700 employees in 29 facilities worldwide.  The Company markets and sells its products through three distinct sales forces dedicated to its target segments.  Approximately 81% of the Company’s net sales in 2004 were to customers in North America, with the remainder to customers primarily in Europe and Africa.  The Company’s customers are primarily specialty industrial, fire service and utility distributors.

The Company is a limited liability company organized under the State of Delaware.  Norcross Capital Corp. is a Delaware corporation and a subsidiary of the Company.

THE SOLICITATION

This Statement, including the documents incorporated by reference herein, and the related Letter of Consent contain important information that you should read carefully before making any decision with respect to the Solicitation.

1.             Purpose of the Solicitation.

The Issuers are making the Solicitation in connection with the Sale of all of the issued and outstanding equity interests of Norcross and Holdings Capital Corp. to Buyer.  The Solicitation is being made upon the terms and subject to the conditions set forth in this Statement and the accompanying Letter of Consent.

Under the Purchase and Sale Agreement, Buyer will purchase all the issued and outstanding equity interests of Norcross and Holdings Capital Corp. from Holdings.  Buyer is a Delaware corporation that was formed by affiliates of Odyssey Investment Partners Fund III, LP for the purposes of completing the Sale.  Buyer will own all the equity interests of Norcross and Holdings Capital Corp. when the Sale is consummated.  The Sale remains subject to certain conditions including, but not limited to, the conditions described in Annex A to this Statement.  Subject to the satisfaction or waiver of these conditions, Buyer expects the Sale will close in the third quarter of 2005.  The Proposed Amendment and Waiver will not become effective until immediately prior to the consummation of the Sale and will cease to be effective if the Sale is not consummated.

In connection with the Sale and in accordance with financing commitments received as of the date hereof, Buyer expects the Company to enter into a new senior secured credit facility, which is expected to include approximately $87.3 million in term loan facilities and approximately $40 million in revolving loan facilities.  Buyer expects to incur up to $25 million of additional indebtedness in connection with the Sale, which indebtedness is expected to be incurred as new notes, and use approximately $26 million of cash currently at the Company to fund obligations in connection with the Sale.  Buyer and its affiliates will also make an equity investment in the Company of approximately $110 million.  These financing transactions, or any alternative financing arrangements for equivalent amounts, are collectively referred to as the “Related Financing Transactions.”  The Company intends to use a portion of the cash received in connection with the Related Financing Transactions to make the Consent Payments.  In addition, proceeds from the Related Financing Transactions will be used to (i) discharge approximately $83.9 million of indebtedness under the Company’s existing senior credit facility, (ii) pay Holdings approximately $136.0 million for the outstanding equity interests of the Company and Holdings Capital Corp.,(iii) satisfy outstanding obligations of up to $3.5 million of other senior and subordinated indebtedness of the Company, and (iv) pay certain anticipated fees and expenses of the transactions, including the Consent Payment, of approximately $26.0 million.  In connection with the Sale, Buyer will assume all the obligations of Holdings and Holdings Capital Corp. under the indenture dated as of January 7, 2005, by and among Holdings, Holdings Capital Corp. and Wilmington Trust Company, as trustee.

The primary purpose of the Solicitation and the Proposed Amendment and Waiver is to amend the definition of “Permitted Holder” to mean Odyssey Investment Partners Fund III, LP, General Electric Pension Trust and their respective affiliates and to waive the Company’s obligation under the change in control covenant of the Indenture in connection with the Sale, which obligates the Company to commence an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes in the event of a change in control (as defined in the Indenture).  The Sale would qualify as a change in control under the terms of the Indenture.

2.             Terms of the Solicitation.

Upon the terms and subject to the conditions of the Solicitation (including if the Solicitation is extended or amended, the terms of any such extension or amendment), the Issuers are soliciting Consents to the Proposed Amendment and Waiver to the Indenture.  The Issuers are offering to pay to each Holder who validly consents to the Proposed Amendment and Waiver on or prior to the Consent Date (and does not revoke such consent on or prior to the Withdrawal Date) a Consent Payment in cash equal to 0.25% of the principal amount of Notes ($2.50 per $1,000 principal amount of Notes) as to which Consents are validly delivered and not withdrawn, with that payment to be made if, and only if, the Sale is consummated.  Consents delivered prior to the Withdrawal Date may be withdrawn at any time prior to the Withdrawal Date, but not thereafter, except in the limited circumstances described herein.  Adoption of the Proposed Amendment and Waiver to the Indenture requires receipt of the Requisite Consents.  The Proposed Amendment and Waiver is being presented as one proposal with respect to the Indenture.  Consequently, the delivery of Consents by a Holder will constitute a consent to both the Proposed Amendment and the Waiver.

The Issuers and the Trustee under the Indenture intend to execute a Supplemental Indenture providing for the Proposed Amendment and Waiver on or promptly after the Consent Date and following receipt of the Requisite Consents; provided, however, that the Proposed Amendment and Waiver with respect to the Indenture will not become effective until immediately prior to the consummation of the Sale.  If the Sale is not consummated, the Supplemental Indenture will cease to be effective, and no Consent Payment will be paid or payable with respect to the Solicitation.

Consent Payments to Holders who have validly consented to (and have not revoked on or prior to the Withdrawal Date such Consents to) the Proposed Amendment and Waiver on or prior to the Consent Date are conditioned upon, among other things, the consummation of the Sale pursuant to the terms of the Purchase and Sale Agreement.  Subject to applicable securities laws and the terms and conditions set forth in this Statement, the Issuers reserve the absolute right, in their sole discretion, (i) to waive any and all conditions to the Solicitation, except that the receipt of the Requisite Consents is required by the Indenture for approval of the Proposed Amendment and Waiver and may not be waived, (ii) to extend or terminate the Solicitation or (iii) to otherwise amend the Solicitation in any respect.  See Item 8, “Conditions to the Solicitation.”  Any extension, amendment or termination will be followed promptly by public announcement thereof.  Without limiting the manner in which any public announcement may be made, the Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service or a similar organization.

If the Issuers make a material change in the terms of the Solicitation or the information concerning the Solicitation, the Issuers will disseminate additional offering materials and extend the Solicitation to the extent required by law.  If the Solicitation is amended on or prior to the Withdrawal Date in a manner determined by the Issuers in their sole discretion to constitute a material adverse change to the Holders, the Issuers promptly will disclose such amendment and, if necessary, extend the Withdrawal Date for a period deemed by the Issuers to be adequate to permit Holders to deliver or revoke their Consents.  In addition, the Issuers may, if they deem appropriate, extend the Withdrawal Date or the Solicitation for any other reason.

3.             Certain Significant Considerations.

You should consider carefully the following considerations, in addition to the other information described elsewhere in this Statement and the Letter of Consent, before deciding whether to participate in the Solicitation.

Effects of the Proposed Amendment and Waiver.  If the Proposed Amendment and Waiver becomes operative, the Notes will be subject to the terms of the Indenture as modified by the Supplemental Indenture.  As a result of the adoption of the Proposed Amendment and Waiver to the Indenture, the change in control covenant, which obligates the Company to commence an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes in the event of a change in control (as defined in the Indenture), would be waived in connection with the Sale and the definition of “Permitted Holder” would be amended to mean Odyssey Investment Partners Fund III, LP, General Electric Pension Trust and their respective affiliates.  Holders of the Notes would therefore not be entitled to the benefits of the change in control covenant in connection with the Sale.  See Item 4, “Proposed Amendment and Waiver.”

Tax Matters. See Item 9, “Certain U.S. Federal Income Tax Consequences” for a discussion of certain U.S. federal income tax consequences of the Offer and the Solicitation.

4.             Proposed Amendment and Waiver.

The following is a description of the Proposed Amendment and Waiver and the effect of the Proposed Amendment and Waiver on the Indenture.  This description is subject to, and qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA.

If a Holder delivers a Consent, such Holder will be consenting to the Proposed Amendment and Waiver to the Indenture.  The Proposed Amendment and Waiver would amend the definition of “Permitted Holder” in Section 1.01 of the Indenture by replacing the phrase “the CIBC/Argosy Group, CIVC and John Hancock” in its entirety with the phrase “Odyssey Investment Partners Fund III, LP, General Electric Pension Trust and their respective affiliates”.  The Proposed Amendment and Waiver would also waive the Company’s obligation under the change in control covenant of the Indenture in connection with the Sale, which obligates the Company to commence an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes in the event of a change in control (as defined in the Indenture).

The Issuers qualify the foregoing description of the Proposed Amendment and Waiver in its entirety by reference to the Indenture and the proposed form of the Supplemental Indenture.  You can obtain copies of the Indenture without charge from the Information Agent at the address and telephone number set forth on the back cover of this document.

The Proposed Amendment and Waiver constitutes a single proposal and a consenting Holder must consent to such Proposed Amendment and Waiver as an entirety and may not consent selectively with respect to certain aspects of such Proposed Amendment and Waiver.  Pursuant to the terms of the Indenture, the Proposed Amendment and Waiver to the Indenture requires the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes issued pursuant to the Indenture, excluding for such purposes any Notes owned by the Issuers or any of their affiliates.  As of the date of this Statement, the aggregate outstanding principal amount of Notes was $152,500,000, none of which were held by the Issuers or any of their affiliates.

If the Proposed Amendment and Waiver to the Indenture becomes effective, each Holder will be subject to the terms of the Indenture as modified by the Supplemental Indenture, whether or not such Holder consented to the Proposed Amendment and Waiver.  Accordingly, adoption of the Proposed Amendment and Waiver may have adverse consequences for Holders.

5.             Acceptance of Consents.

Upon the terms and subject to the conditions of the Solicitation (including, if the Solicitation is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Issuers will pay for all Consents validly delivered (and not revoked in accordance with the procedures set forth in Item 7, “Revocation of Consents”) pursuant to the Solicitation on or prior to the Consent Date.  Such payment will be made by the deposit with the Tabulation Agent of the Consent Payment in immediately available funds by the Issuers.  The Tabulation Agent will act as agent for consenting Holders for the purpose of receiving payment from the Issuers and transmitting such payment to consenting Holders.  Under no circumstances will interest on the Consent Payment be paid by the Issuers by reason of any delay on behalf of the Tabulation Agent in making such payment. See Item 8, “Conditions to the Solicitation.”

In all cases, payment by the Tabulation Agent to Holders of the Consent Payment for Consents validly delivered on or prior to the Consent Date will be made only after timely receipt by the Tabulation Agent of (i) a properly completed and duly executed Letter of Consent (or a manually signed facsimile thereof) and (iii) any other documents required by the Letter of Consent, as applicable.

For purposes of the Solicitation, Consents delivered to the Tabulation Agent will be deemed to have been accepted by the Issuers if, as and when the Issuers and the Trustee execute the Supplemental Indenture to the Indenture, but the Consent Payment will not be payable unless and until the Sale has been consummated.

6.             Procedures for Delivering Consents.

The delivery of Consents (and subsequent acceptance by the Issuers) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Consent.

To effectively deliver a Consent, a properly completed Letter of Consent (or a manually signed facsimile thereof) duly executed by the Holder thereof, and any other documents required by the Letter of Consent, must be received by the Tabulation Agent at its address set forth on the back cover of this Statement on or prior to the Consent Date.  Letters of Consent should be sent only to the Tabulation Agent and should not be sent to the Issuers, the Information Agent, the Solicitation Agent or the Trustee.

If the Notes are registered in the name of a person other than the signer of a Letter of Consent, then, in order to deliver a Consent pursuant to the Solicitation, the Letter of Consent must be accompanied by an appropriate written instrument or instruments of transfer signed exactly as the name or names of such Holder or Holders appear on the Notes, with the signature(s) on the instrument(s) of transfer guaranteed as provided below.  In the event such procedures are followed by a beneficial owner delivering Consents, the Holder or Holders of such Notes must sign a valid proxy pursuant to the Letter of Consent, because only registered Holders as of the date of delivery of the Letter of Consent are entitled to deliver Consents.

Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver Consents should contact the registered Holder promptly and instruct such Holder to deliver Consents on such beneficial owner’s behalf.  A Letter of Instructions is enclosed in the solicitation materials provided along with this Statement, which may be used by a beneficial owner in this process to instruct the registered Holder to deliver Consents.  Any beneficial owner of Notes held through The Depository Trust Company (“DTC”) or its nominee, through authority granted by DTC, may direct the DTC participant through which that beneficial owner’s Notes are held in DTC to deliver Consents on that beneficial owner’s behalf.  If such beneficial owner wishes to deliver such Consents himself, such beneficial owner must, prior to completing and executing the Letter of Consent, either make appropriate arrangement to register ownership of the Notes in such beneficial owner’s name (if permitted) or otherwise follow the procedures described in the immediately preceding paragraph.  The transfer of record ownership (if permitted) may take considerable time.

Any Holder who holds such Notes through Clearstream Banking, societe anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), must also comply with the applicable procedures of Clearstream or Euroclear, as applicable, in connection with a delivery of Consents.  Both Clearstream and Euroclear are indirect participants in the DTC system.

Signature Guarantees.  Signatures on all Letters of Consent must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a “Medallion Signature Guarantor”), unless the Consents delivered thereby are delivered (i) by a registered Holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed any of the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Consent or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. (“NASD”) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”).  See Instruction 1 of the Letter of Consent.  If Notes are registered in the name of a person other than the signer of the Letter of Consent, then the signature on the Letter of Consent must be guaranteed by a Medallion Signature Guarantor as described above.  See Instructions 1 and 3 of the Letter of Consent.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivery of Consents pursuant to any of the procedures described above will be determined by the Issuers in their sole discretion (whose determination shall be final and binding).  The Issuers expressly reserve the absolute right, in their sole discretion, subject to applicable law, to reject any or all deliveries of Consents determined by it not to be in proper form.  The Issuers also reserve the absolute right, in their sole discretion, subject to applicable law, to waive or amend any of the conditions of the Solicitation or to waive any defect or irregularity in any delivery of Consents by any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.  The Issuers’ interpretation of the terms and conditions of the Solicitation (including the Letter of Consent) will be final and binding.  None of the Issuers, the Tabulation Agent, the Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in deliveries or will incur any liability for failure to give any such notification.  If the Issuers waive their right to reject a defective delivery of Consents, the Holder will be entitled to the Consent Payment.

The method of delivery of Consents, any required signature guarantees and all other required documents, is at the election and risk of the person delivering the Consent and, except as otherwise provided in the Letter of Consent, delivery will be deemed made only when actually received by the Tabulation Agent.  If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Consent Date to permit delivery to the Tabulation Agent on or prior to such date.  In no event should a Holder tender or deliver certificates evidencing such Holder’s Notes.

7.             Revocation of Consents.

Consents may be revoked at any time on or prior to the Withdrawal Date, but not thereafter, except in the limited circumstances described below.  In the event of a termination of the Solicitation, the Proposed Amendment and Waiver contained in the Supplemental Indenture will not become operative.  If the Solicitation is amended on or prior to the Withdrawal Date in a manner determined by the Issuers, in their sole discretion, to constitute a material adverse change to the Holders, the Issuers promptly will disclose such amendment and, if necessary, extend the Withdrawal Date for a period deemed by the Issuers to be adequate to permit Holders to deliver or revoke their Consents.  In addition, the Issuers may, if they deem appropriate, extend the Withdrawal Date or the Solicitation for any other reason.

For a revocation of Consents to be effective, a written or facsimile transmission notice of revocation must be received by the Tabulation Agent at its address set forth on the back cover of this Statement.  Any such notice of revocation of Consents must (i) specify the name of the person to which the revocation of Consents relates, (ii) identify the certificate number or numbers shown on the particular certificates evidencing the Notes to which the Consent relates and the aggregate principal amount represented by such Notes and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Consent by which the Consent was given, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person revoking such Consent and (y) a properly completed irrevocable proxy authorizing such person to effect such revocation on behalf of such Holder.

Any permitted revocation of Consents may not be rescinded, and any Consents revoked will be deemed not validly delivered for purposes of the Solicitation; provided, however, that validly revoked Consents may be re-delivered by again following one of the appropriate procedures described herein at any time on or prior to the Consent Date.

All questions as to the validity, form and eligibility (including time of receipt) of notices of revocation of Consents will be determined by the Issuers, in their sole discretion (whose determination shall be final and binding).  None of the Issuers, the Tabulation Agent, the Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation of Consents, or incur any liability for failure to give any such notification.

8.             Conditions to the Solicitation.

Notwithstanding any other provisions of the Solicitation and in addition to (and not in limitation of) the Issuers’ rights to extend and/or amend the Solicitation, the Issuers may terminate the Solicitation if any of the Supplemental Indenture Condition or the Sale Condition shall not have been satisfied or waived by the Issuers.

The Issuers’ obligation to make Consent Payments to each Holder who has validly consented to (and have not revoked on or prior to the Withdrawal Date such Consents to) the Proposed Amendment and Waiver on or prior to the Consent Date is conditioned upon the satisfaction or waiver of the Supplemental Indenture Condition and the Sale Condition.

The foregoing conditions to the Solicitation are for the sole benefit of the Issuers and may be asserted by the Issuers, in their sole discretion, regardless of the circumstances giving rise to any such condition (including any action or inaction by the Issuers) and may be waived by the Issuers as to the Solicitation, in whole or in part, at any time and from time to time, in the sole discretion of the Issuers, whether any other condition of the Solicitation is also waived, except that the receipt of the Requisite Consents is required by the Indenture for approval of the Proposed Amendment and Waiver and may not be waived.  The failure by the Issuers at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.  Any determination by the Issuers concerning the events described in this section shall be final and binding upon all persons.

9.             Certain U.S. Federal Income Tax Consequences.

General

The following is a summary of the material U.S. federal income tax consequences of the Proposed Amendment and Waiver and the receipt of the Consent Payments to beneficial owners and is for general information only.  It is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.  This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular beneficial owners in light of their individual circumstances or to certain types of beneficial owners subject to special treatment under the Code (for example, insurance companies, tax exempt organizations, financial institutions, brokers or dealers in securities, persons who hold notes as part of a “straddle”, “hedge”, “conversion transaction” or other integrated transaction, foreign corporations, non-resident alien individuals and certain U.S. expatriates), nor does it discuss any aspect of state, local or non-U.S. taxation or estate and gift tax considerations.  Further, except as otherwise expressly indicated, this discussion only deals with beneficial owners who are United States persons and assumes that the Notes are held as “capital assets” within the meaning of Section 1221 of the Code.  For these purposes, a “United States person” means a person who or which is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, (iv) a “United States trust” (as defined below), or (v) a person whose income or gain with respect to the Notes is otherwise subject to U.S. federal income tax as net income.  A “United States trust” means any trust, if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more trustees who are United States persons have the authority to control all substantial decisions of the trust or the trust has in effect a valid election under applicable Regulations to be treated as a United States person.

If a partnership or other entity taxable as a partnership holds Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  For purposes of this discussion, the term “Beneficial Owner” means each person treated as an owner of Notes for federal income tax purposes.

Receipt of Consent Payments

Although there is no authority directly on point, the Issuers intend to treat the Consent Payments for federal income tax purposes as a fee paid to Holders that grant consents pursuant to the Solicitation.  If such treatment is respected, a Holder would be required to recognize ordinary income for federal income tax purposes in an amount equal to the Consent Payments to which it is entitled, when the Consent Payment is received or accrued, in accordance with its method of accounting.

Modification of Debt Instrument

Under federal income tax law, certain “significant modifications” to a debt instrument will result in a deemed exchange of the original debt instrument for a new debt instrument.  Such a deemed exchange would be a taxable event unless a nonrecognition provision of the Code applied.  The Issuers do not believe that the receipt of the Consent Payments, the adoption of the Proposed Amendment and Waiver, the consummation of the Sale or the combination thereof would result in a “significant modification”.

Backup Withholding

The receipt of the Consent Payment by a beneficial owner may be subject to backup withholding at the rate of 28% unless such beneficial owner (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides on a properly executed substitute Form W-9 (included as part of the Letter of Consent) a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  Any amount withheld under these rules will be credited against the beneficial owner’s U.S. federal income tax liability, and if backup withholding results in an overpayment of U.S. federal income taxes, a refund may be obtained from the IRS, provided the required information is timely furnished.  A beneficial owner who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS.

Consequences to Non-U.S. Holders

Although it is unclear whether United States federal withholding tax is applicable to the payment of Consent Payments to Non-U.S. Holders, the Issuers intend to withhold tax from the Consent Payments paid to such Non-U.S. Holders at a rate of 30% unless (i) such Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Payment is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a tax treaty between the United States and the country of residence of the Non-U.S. Holder eliminates or reduces the withholding on other income and such Non-U.S. Holder provides a properly executed IRS Form W-8BEN.  Non-U.S. Holders should consult their own tax advisors regarding the availability of a refund of any United States withholding tax.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY.  BENEFICIAL OWNERS OF NOTES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENTS AND THE ADOPTION OF THE PROPOSED AMENDMENT AND WAIVER AND CONSUMMATION OF THE SALE, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

10.          The Solicitation Agent, the Information Agent and the Tabulation Agent.

Solicitation Agent.  Credit Suisse First Boston LLC has been engaged to act as Solicitation Agent in connection with the Solicitation.  In such capacity, the Solicitation Agent may contact Holders regarding the Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Statement and related materials to beneficial owners of Notes.

Buyer has agreed to indemnify the Solicitation Agent against certain liabilities, including certain liabilities under the federal securities laws.

The Solicitation Agent and its respective affiliates have provided and will continue to provide investment banking and commercial banking services to Buyer, the Issuers and their affiliates.

At any given time, the Solicitation Agent may trade the Notes for its own account or for the accounts of its customers and, accordingly, may hold a long or short position in the Notes.

Any Holder that has questions concerning the terms of the Solicitation may contact the Solicitation Agent at the address and telephone numbers set forth on the back cover of this Statement.

Information Agent.  D.F. King & Co., Inc. has been appointed the Information Agent for the Solicitation.  Questions and requests for assistance or additional copies of this Statement or the Letter of Consent may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Statement.  Holders may also contact the Solicitation Agent at the address and telephone numbers set forth on the back cover of this Statement or their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

Tabulation Agent.  D.F. King & Co., Inc. has been appointed as Tabulation Agent for the Solicitation.  Consents and all correspondence in connection with the Solicitation should be sent or delivered by each Holder or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the Tabulation Agent at the address and telephone number set forth on the back cover of this Statement.

11.          Fees and Expenses.

Buyer will pay the Solicitation Agent, the Tabulation Agent and the Information Agent reasonable and customary fees for their respective services and will reimburse them for their respective reasonable out-of-pocket expenses in connection therewith.  Buyer will pay brokerage firms and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related materials to the beneficial owners of the Notes.

In connection with the Solicitation, directors and officers of affiliates of the Issuers may solicit consents by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods.  These directors and officers will not be specifically compensated for these services.

12.          Source and Amount of Funds.

If all Holders deliver Consents by the Consent Date and such Consents are not withdrawn by the Withdrawal Date, the total amount of funds required by the Issuers to pay the Consent Payments, as well as other costs and expenses related to the Solicitation, is estimated to be approximately $400,000.  The Issuers intend to use a portion of the cash received in connection with the Related Financing Transactions to make the Consent Payments and to pay the other costs and expenses related to the Solicitation.

13.          Miscellaneous.

This Statement does not constitute a solicitation of consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation under applicable securities or “blue sky” laws.  If the Issuers become aware of any jurisdiction in which the making of the Solicitation would not be in compliance with applicable law, the Issuers will make a good faith effort to comply with any such law.  If, after such good faith effort, the Issuers cannot comply with any such law, the Solicitation will not be made to (nor will deliveries of Consents be accepted from or on behalf of) the owners of Notes residing in such jurisdiction.  No person has been authorized to give any information or make any representation on behalf of the Issuers not contained in this Statement or in the Letter of Consent and, if given or made, such information or representation must not be relied upon as having been authorized.

In order to deliver a Consent, a Holder should send or deliver a properly completed and signed Letter of Consent (or a manually signed facsimile thereof) and any other required documents to the Tabulation Agent at one of its addresses set forth below.  Any questions or requests for assistance or additional copies of this Statement or the Letter of Consent may be directed to the Information Agent at the telephone numbers and address listed below.  A Holder may also contact the Solicitation Agent at the telephone numbers and address listed below or such Holder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Solicitation.

The Tabulation Agent and the Information Agent for the Solicitation is:

D.F. KING & CO., INC.

By Regular, Registered or Certified Mail, By Hand or Overnight Delivery: 48 Wall Street 22nd Floor New York, NY 10005	For Information Call Toll Free: +1 (800) 669-5550	By Facsimile Transmission (for Eligible Institutions Only): (212) 809-8838 ATTN: Elton Bagley To Confirm by Telephone Call: (212) 269-5550, ext. 6838

The Solicitation Agent for the Solicitation is:

CREDIT	FIRST
SUISSE	BOSTON

Eleven Madison Avenue

New York, New York 10010

U.S. Toll Free (800) 820-1653

Call Collect +1 (212) 538-0652

(U.S.)

Annex A

Material Conditions to the Sale

Consummation of the proposed sale of all of the issued and outstanding equity interests of the Company and Holdings Capital Corp. to Buyer pursuant to the Purchase and Sale Agreement is subject to the satisfaction or waiver of certain conditions including, but not limited to, the following:

•      The absence of any injunction or order from a court or administrative agency that would restrain or prohibit the consummation of the transaction.

•      The acquiescence of U.S. and foreign antitrust regulatory authorities.

•      Buyer’s receipt of debt financing necessary to consummate the transaction, which debt financing has been committed to by Buyer’s bank, subject to certain terms and conditions.

•      The absence of a material adverse change in the business, assets, financial condition or operating results of the Company and its subsidiaries, taken as a whole, since April 2, 2005.

•      Certain of the Company’s agreements having terminated and certain third-party consents, approvals or waivers having been obtained.

•      Receipt by Buyer from each of Holdings and its members of a representation letter and release providing for indemnification of Buyer with respect to the capitalization, ownership and existence of the Company and Holdings Capital Corp and the existence of Holdings.

•      Certain of Holdings’ management unitholders having made an investment in the equity of Buyer’s ultimate parent company.

There is no assurance that any or all of the conditions to the consummation of the transaction will be satisfied or waived or that the transaction will close in accordance with the agreed upon terms (or at all).